                                                                 Exhibit 4.4

                            DECLARATION OF TRUST
                            --------------------

         THIS DECLARATION OF TRUST is dated as of April 4, 2002, between
The Laclede Group, Inc., a Missouri corporation, as sponsor (the "Sponsor"), and Douglas H. Yaeger, Gerald T. McNeive, Jr, and Ronald L. Krutzman, as Administrative Trustees, The Bank of New York, a New York banking corporation, as Property Trustee and The Bank of New York (Delaware), a Delaware banking corporation, as Delaware Trustee (collectively the "Trustees" and each individually a "Trustee"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby (the "Trust") shall be known as "Laclede Capital Trust I," in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C Section 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a Certificate of Trust with the Delaware Secretary of State in the form attached hereto.

         3. The Sponsor and the Trustees will enter into an Amended and Restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the preferred securities (the "Preferred Securities") and the common securities (the "Common Securities") referred to therein. Prior to the execution and delivery of such Amended and Restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise contemplated by this Declaration of Trust, required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

         The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (1) to prepare and file with the Securities and Exchange Commission (the "Commission") and to execute, in the case of the 1933 Act Registration Statement and the 1934 Act Registration Statement (each as herein defined), on behalf of the Trust, (a) a Registration Statement (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Preferred Securities, (b) any preliminary prospectus, prospectus or prospectus supplement thereto and any exhibits contained therein relating to the Preferred Securities required to be filed pursuant to the

1933 Act, and (c) if and at such time as determined by the Sponsor, a Registration Statement on Form 8-A or other appropriate form (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities under the Securities Exchange Act of 1934, as amended; (2) if and at such time as determined by the Sponsor, to file with the New York Stock Exchange or other exchange, or the National Association of Securities Dealers ("NASD"), and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange or other such exchange, or the NASD's Nasdaq Stock Market; (3) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register the Preferred Securities under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (4) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Preferred Securities; and (5) to execute, deliver and perform on behalf of the Trust an underwriting agreement with one or more underwriters relating to the offering of the Preferred Securities, in substantially the form included as an Exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in this
Section 3 is required by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "blue sky" laws to be executed on behalf of the Trust by the Trustees, Douglas H. Yaeger, Gerald T. McNeive, Jr. and Ronald L. Krutzman, in their capacity as trustees of the Trust, are hereby authorized to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that each of such Trustees, in his capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless such Trustee is required to do so by the rules and regulations of the Commission, the New York Stock Exchange or other exchange, NASD, or state securities or "blue sky" laws.

         4. This Declaration of Trust may be executed in one or more counterparts.

         5. The number of Trustees initially shall be five (5) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than five (5); and provided, further, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty days' prior notice to the Sponsor.

         6. The Sponsor may, in its sole discretion, dissolve and terminate the Trust prior to the issuance of any Preferred Securities and shall promptly notify the Trustees in writing of any such termination.

         7. This Declaration of Trust shall be governed by and construed in accordance with, the laws of the State of Delaware (without regard to principles of conflict of laws thereof).

         8. The Sponsor shall (i) reimburse the Trustees for any expenses incurred by them in connection with this Declaration of Trust and
(ii) indemnify the Trustees for any loss, claim or damage incurred by them in connection with this Declaration of Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Declaration of Trust to be duly executed as of the day and year first above written.

                           THE LACLEDE GROUP, INC., a Missouri
                           corporation


                           By:  /s/ Douglas H. Yaeger
                               ---------------------------------------------
                                    Douglas H. Yaeger, Chairman of the
                                    Board, President and Chief Executive
                                    Officer


                           THE BANK OF NEW YORK, a New York banking corporation, as Property Trustee


                           By: /s/ Robert A. Massimillo
                               ---------------------------------------------
                           Name: Robert A. Massimillo
                           Title: Vice President


                           THE BANK OF NEW YORK (DELAWARE), a Delaware banking corporation, as Delaware Trustee


                           By: /s/ Michael Santino
                               ---------------------------------------------
                           Name: Michael Santino
                           Title: Senior Vice President

                           Administrative Trustee


                           By: /s/ Douglas H. Yaeger
                               ---------------------------------------------
                           Name: Douglas H. Yaeger


                           Administrative Trustee


                           By: /s/ Gerald T. McNeive, Jr.
                               ---------------------------------------------
                           Name:  Gerald T. McNeive, Jr.


                           Administrative Trustee


                           By: /s/ Ronald L. Krutzman
                               ---------------------------------------------
                           Name: Ronald L. Krutzman

                                  EXHIBIT A
                            CERTIFICATE OF TRUST

                                     OF

                           LACLEDE CAPITAL TRUST I

         This Certificate of Trust is being executed as of April   , 2002
                                                                 --
and filed in accordance with the Delaware Business Trust Act (12 Del C.
Section 3801 et seq) and sets forth the following:

         The undersigned hereby certifies as follows:

         1.       Name: The name of the business trust being formed hereby
                  ----
is "Laclede Capital Trust I" (the "Trust").

         2.       Delaware Trustee. The name and business address of the
                  ----------------
trustee of the Trust in the State of Delaware are as follows:

                           The Bank of New York (Delaware)
                           502 White Clay Center
                           Route 273
                           P. O. Box 6973
                           Newark, Delaware  19711

         3.       Effective.  This Certificate of Trust shall be effective
                  ---------
immediately upon filing in the Office of the Secretary of State of the State of Delaware.

         4.       Counterparts.  This Certificate of Trust may be executed
                  ------------
in one or more counterparts, all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust, have duly executed this Certificate of Trust as of the day and year first above written.

ADMINISTRATIVE TRUSTEE              The Bank of New York (Delaware), as
                                    Delaware Trustee
By:
    ----------------------------
Name: Douglas H. Yaeger             By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
ADMINISTRATIVE TRUSTEE              Title:
                                           -----------------------------------
By:
    ----------------------------    The Bank of New York, as Property Trustee
Name: Gerald T. McNeive, Jr.

                                    By:
                                        --------------------------------------
ADMINISTRATIVE TRUSTEE              Name:
                                          ------------------------------------
By:                                 Title:
    ----------------------------           -----------------------------------
Name: Ronald L. Krutzman